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                                                                 EXHIBIT (14)(C)


                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions "The Reorganization-Comparison of the Funds-Financial Highlights", "Selection of Independent Auditors" and "Experts" and to the use of our report dated December 1, 1998 for MuniYield New York Insured Fund II, Inc. included in the Registration Statement (Form N-14 No. 333-88423) and related combined Proxy Statement and Prospectus of MuniYield New York Insured Fund, Inc. and MuniYield New York Insured Fund II, Inc. filed with the Securities and Exchange Commission.


                             /s/ Ernst & Young LLP


MetroPark, New Jersey
November 5, 1999